UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/26/2010

O.I. CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-6511

Oklahoma	73-0728053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

151 Graham Road
P.O. Box 9010
College Station, TX 77842
(Address of principal executive offices, including zip code)

(979) 690-1711
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 29, 2008, O.I. Corporation ("OI" or the "Company") entered into a Value Added Reseller Agreement (the "Agreement") with Agilent Technologies. A copy of the Agreement in its entirety was filed as Exhibit 10.1 to the Company's Report on Form 10-Q for the period ended June 30, 2008.

The terms of this Agreement have been subsequently modified in part by Amendment 3 to Value Added Reseller Program Agreement Number AHA47 By and Between Agilent Technologies, Inc. and O.I. Corporation (the "Amendment"). The Amendment renews the Agreement through December 31, 2010, establishes new sales volume targets for OI, and provides for volume-based discount on eligible products.

The description of the terms of the Amendment contained in this Item 1.01 is a summary, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Amendment, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Item 8.01.    Other Events

On January 28, 2010, the Company issued a press release announcing a quarterly cash dividend of $0.05 per common share payable on March 1, 2010 to shareholders of record at the close of business on February 12, 2010. The Company also announced authorization by the Company's Board of Directors to repurchase up to an additional 100,000 shares of the Company's outstanding common stock under the Company's 2006 stock repurchase program.

A copy of the press release is attached hereto as Exhibit 99.1. The press release is furnished, not filed, pursuant to Regulation FD.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits

99.1        Press Release dated January 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O.I. CORPORATION

Date: January 28, 2010	By:	/s/ J. Bruce Lancaster
J. Bruce Lancaster
Chief Executive Officer & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1